                                                                    EXHIBIT (99)

                                                                    NEWS RELEASE
Contact

Suzanne C. Shenk                        Martha A. Buckley
Manager, Investor Relations             Director, Corporate
Communications
610-993-3526                            610-993-3609


                  ALCO DECLARES DIVIDEND OF UNISOURCE SHARES
                        AND REGULAR QUARTERLY DIVIDENDS


          VALLEY FORGE, PENNSYLVANIA - NOVEMBER 8, 1996 - The board of directors of Alco Standard Corporation (NYSE:ASN) today took action which will create a new, independent public company by declaring a special dividend of 100% of the common stock of Unisource Worldwide, Inc. to Alco shareholders.

          Unisource is the largest marketer and distributor of paper products and supply systems in North America. Fiscal 1996 revenues were $7 billion. Alco also operates IKON Office Solutions, a leading office technology solutions company with annual revenues exceeding $4 billion. Alco had announced earlier this year its intention to separate its two businesses.

          The distribution date for the dividend, which will consist of one share of Unisource common stock for every two shares of Alco common stock, will be December 31, 1996 to shareholders of record December 13. Alco shareholders need not take any action in order to receive the Unisource shares.


                                   - more -

          The Alco board also approved the regular quarterly cash dividend of $.14 per common share. The dividend is payable December 10, 1996 to holders of record November 20, 1996.

          Regular dividends to shareholders of Series BB serial preferred stock of record December 18, 1996 will be paid January 1, 1997.

          Alco Standard Corporation, headquartered in Valley Forge, Pennsylvania, operates IKON Office Solutions, one of the world's leading office technology solutions companies, with operations in the US, Canada, Mexico, the United Kingdom and the European continent


                                     # # #

                                 November 12, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

          Re:  Report on Form 8-K
          ------------------

Dear Sir or Madam:

          I am transmitting Alco Standard Corporation's report on Form 8-K for filing with the Commission.

          Kindly acknowledge receipt of this filing via Compuserve .

                                   Sincerely,



                                   Karin M. Kinney

KMK/tmr
Enclosure

cc:  New York Stock Exchange
                                   Philadelphia Stock Exchange
                                   Chicago Stock Exchange